Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR THE SECOND QUARTER AND SCHEDULES SECOND QUARTER EARNINGS CALL

BANNOCKBURN, IL., July 20, 2020 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today preliminary financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Preliminary Financial Results

For the second quarter, Option Care Health expects to report:

•	Net revenue of approximately $740.8 million, representing comparable growth over the prior year of approximately 7%(1)
•	Net loss of approximately $7.7 million
•	Adjusted EBITDA of approximately $54.6 million, representing approximately 7.4% of net revenue
•	Cash Flow from Operations of approximately $35.5 million
•	Ending cash balance of $118.1 million, representing an increase of $40.9 million compared to $77.2 million at March 31, 2020 and no outstanding borrowings on the Company’s revolver
•	Ending gross debt of $1,332.6 million, or $1,214.5 million net of ending cash

As previously disclosed, Option Care Health received approximately $11.7 million in the second quarter from the Public Health and Social Services Emergency Fund as part of the Coronavirus Aid, Relief, and Economics Security Act. The $11.7 million will be reflected in the second quarter as a cash inflow from financing activities and, as a result, is reflected in the ending cash balance and net debt results above. The net revenue, adjusted EBITDA and cash flow from operations results above exclude any benefit from the proceeds. Additional communication regarding the final resolution of the funds and related accounting treatment will be forthcoming.

The second quarter results reflect the Company’s continued efforts to accelerate growth and drive merger-related cost savings offset by the detrimental impact of the COVID-19 pandemic. As expected, the pandemic has negatively affected new patient referrals for both acute and chronic conditions; however, the Company did experience an increase in patient transfers from hospital and outpatient settings which positively affected revenues. For the second quarter, the revenue results reflect a single digit decline in acute revenues relative to the prior year while chronic revenue grew in the low double digits. Option Care Health continues to collaborate with payers and health systems to transition patients into the home or one of our alternate treatment sites to receive vital infusion therapy.

(1) Comparable growth represents Management's estimate of revenue growth in the second quarter as compared to the second quarter of 2019 had the merger been effective under consistent accounting policies.

As previously disclosed, Option Care Health experienced cost inefficiencies in the second quarter with respect to clinical labor and other staffing challenges, as well as higher costs to procure personal protection equipment. Offsetting the negative impacts resulting from the COVID-19 pandemic, the Company managed spending and accelerated many integration-related initiatives. The Company exited the second quarter having fully achieved the articulated goal of at least $60 million in net cost synergies and, while certain integration efforts continue, ultimately expects to exceed the net cost synergy goal.

Full Year 2020 Financial Guidance

Option Care Health is reinstating financial guidance for the full year 2020 and now expects to generate $200 million to $210 million in Adjusted EBITDA and at least $50 million in Free Cash Flow. The full year guidance excludes any impact from the receipts from the Public Health and Social Services Emergency Fund as part of the Coronavirus Aid, Relief, and Economics Security Act described above.

Conference Call

The Company will release its second quarter results in their entirety on Tuesday, August 4, 2020 before the market opens. In conjunction, the management team will host a conference call to review the results at 8:30 a.m. E.T. on the same day.

The conference call can be accessed by dialing (866) 360-3136 for U.S. participants, or (602) 563-8603 for international participants, and referencing conference ID 9790835; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health

Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 5,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and employees. To learn more, please visit our website at OptionCareHealth.com.

Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the completion of the quarterly close process in respect of the preliminary financial information included in this press release; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) results of litigation; (v) the loss of one or more key payers; (vi) the spread and impact of the COVID-19 pandemic and our responses thereto; and (vii) our ability to realize further synergies from the merger. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Preliminary Financial Data

The preliminary financial information included in this press release is subject to completion of the Company’s quarter-end close procedures and further financial review. Actual results may differ from these estimates as a result of the completion of the Company's quarter-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), and they should not be viewed as indicative of the Company’s results for any future period.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, acquisition, integration and other expenses. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the following table. We have not reconciled non-GAAP Adjusted EBITDA and Free Cash Flow guidance to corresponding GAAP net income and cash flow from operations, respectively, as creation of these reconciliations would not be practicable due to the uncertainty regarding, and the potential variability of, material reconciling items, including timing of capital expenditures and associated depreciation, income tax matters, and acquisition, integration and other expenses.

OPTION CARE HEALTH, INC.

QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(IN THOUSANDS)

(UNAUDITED)

Three Months Ended June 30, 2020
2020
Consolidated net loss	$(7,668)
Interest expense, net	31,432
Income tax expense (benefit)	470
Depreciation and amortization expense	19,969
Consolidated EBITDA	44,203

EBITDA adjustments
Stock-based incentive compensation	661
Restructuring, acquisition, integration and other	9,759
Consolidated adjusted EBITDA	$54,623